SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of report (date of earliest event reported): March 5, 2004



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




            Texas                    0-4690                      74-2126975
(State or other jurisdiction  (Commission file number)       (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000



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Item 5 - Other Events and Regulation FD Disclosure.

     (i) The Board of Directors of Financial Industries Corporation ("FIC") has appointed Vincent L. Kasch as Chief Financial Officer. Mr. Kasch will succeed George Wise as CFO. Mr. Wise, who has served as CFO since November 2002, is expected to leave FIC at the end of March.

          Prior to joining FIC, Mr. Kasch was Senior Vice President-Financial Services for Texas Mutual Insurance Company, from February 2002 to March 2004. From January 1991 to January 2002, he was associated with National Western Life Insurance Company, where he served as Vice President-Controller and Assistant Treasurer from August 1992 to January 2002. From August 1985 to January 1991, he served in various capacities with KPMG Peat Marwick, where he held the position of Audit Manager at the time that he left to join National Western Life. Mr. Kasch received a B.B.A. in Accounting from Texas A&M University. He is a Certified Public Accountant

          In connection with the appointment Mr. Kasch received long-term incentives in the form of a grant of options to purchase 20,000 shares of FIC common stock at an exercise price equal to the fair market value on the effective date of his appointment. The option grant is subject to the approval of the shareholders of FIC.

     (ii) FIC also announced that it has terminated the employment of William P. Tedrow. Mr. Tedrow had served as a Vice President of FIC and FIC Financial Services, Inc., a subsidiary of FIC, since June 2003. The Company believes that it has no further obligations to Mr. Tedrow with respect to either compensation or stock options that were granted to him in connection with his employment.


Item 7.  Financial Statements and Exhibits

     (c)  Exhibits


         Exhibit 99.1 Press release dated March 10, 2004, issued by Financial Industries Corporation



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FINANCIAL INDUSTRIES CORPORATION



Date: March 10, 2004                    By:   /s/ J. Bruce Boisture
                                            __________________________________
                                            President and
                                            Chief Executive Officer






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